AMENDMENT NO. 1 TO THE AARKI, INC. 2010 STOCK PLAN This AMENDMENT NO. 1 TO THE AARKI, INC. 2010 STOCK PLAN (this “Amendment”), dated as of June 23, 2023 (the “Effective Date”) is made and entered into by Skillz Inc., a Delaware corporation (the “Company”). Capitalized terms used in this Amendment that are not otherwise defined herein shall have the meanings ascribed to such terms in the Aarki, Inc. 2010 Stock Plan, as amended (the “Plan”). RECITALS WHEREAS, in connection with that certain acquisition of Aarki, Inc., a Delaware corporation (the “Target”) by the Company on July 16, 2021, the Company assumed the Plan, which originally reserved 1,500,000 shares of the Target’s common stock, par value $0.001 per share, and all outstanding stock options thereunder, WHEREAS, since the Plan would be frozen to new awards and only exist to administer the outstanding stock options, in connection with the assumption of the Plan and stock options thereunder, the Company previously reserved a total of 74,974 shares of Class A common stock, par value $0.0001 (“Common Stock”) to be delivered pursuant to awards under the Plan; WHEREAS, as of the Effective Date, the Company has effectuated a 1-for-20 split (the “Reverse Stock Split”) of the shares of the Company’s Common Stock; WHEREAS, pursuant to Section 13(a) of the Plan, in the event of any change in the corporate structure of the Company affecting the shares of Common Stock, including a reverse stock split, the Administrator, in its sole discretion, may make a proportionate adjustment in (i) the aggregate number of shares of Common Stock reserved for issuance under the Plan and (ii) the kind, number and Exercise Price of shares of Common Stock covered by each outstanding Option or Share Purchase Right; and WHEREAS, in accordance with its authority to amend the Plan under Section 15(a), the board of directors of the Company wishes to amend the Plan to make certain adjustments contemplated by Section 13(a) of the Plan to reflect the Reverse Stock Split. NOW, THEREFORE, BE IT: RESOLVED, that the Plan is hereby amended, effective as of the Effective Date as follows: 1. Section 3 of the Plan is hereby amended by deleting said section in its entirety and substituting in lieu thereof the following new Section 3: 3. Stock Subject to the Plan. Subject to the provisions of Section 13 of the Plan, as of June 23, 2023, the maximum aggregate number of Shares that remain subject to Options or Stock Purchase Rights and may be sold under the Plan is 3,748 Shares. DocuSign Envelope ID: 689130AC-410E-47CC-AE20-26AA9A35DF2A

The Shares may be authorized but unissued, or reacquired Common Stock. Subject to the provisions of Section 13, on or after July 16, 2021, no new Shares may be granted under the Plan. 2. Except as expressly amended by this Amendment, the Plan shall continue in full force and effect in accordance with the provisions thereof. [Remainder of Page Intentionally Left Blank; Signature Page Follows.] DocuSign Envelope ID: 689130AC-410E-47CC-AE20-26AA9A35DF2A

IN WITNESS WHEREOF, the Company has caused this Amendment to be duly executed as of the date first written above. SKILLZ, INC. By: Name: Charlotte Edelman Title: General Counsel and Corporate Secretary DocuSign Envelope ID: 689130AC-410E-47CC-AE20-26AA9A35DF2A